Exhibit 10.1

Amendment to the
EMPLOYEE MATTERS AGREEMENT
by and between
CONOCOPHILLIPS and PHILLIPS 66,
dated as of April 26, 2012

WHEREAS, ConocoPhillips, a Delaware corporation (“COP”), and Phillips 66, a Delaware corporation (“Phillips 66”), entered into that certain Employee Matters Agreement, dated as of April 26, 2012 (the “EMA”); and

WHEREAS, COP and Phillips 66 reserved the right under Section 13.9 to amend the EMA by an instrument in writing signed on behalf of each of COP and Phillips 66;

NOW, THEREFORE, COP and Phillips 66 do hereby amend Section 5.2(b)(v) of the EMA, effective December 5, 2012, by replacing the fourth and fifth sentences thereof with the following two sentences which shall read as follows:

“Such earnings or losses shall be determined by combining (x) the actual rate of return of the COP Pension Plan for the period commencing on the Distribution Date and ending on the last date prior to the Final Transfer Date for which actual performance data is available from the COP Pension Plan trustee (the “Latest Actual Performance Date”), and (y) the estimated rate of return of the COP Pension Plan (the “Estimated Return”) for the period commencing on the day following the Latest Actual Performance Date and ending on the date that is as close as administratively practicable to the Final Transfer Date. The Estimated Return shall be based on the following amounts: (1) actual market value of assets for the COP Pension Plan as of the Latest Actual Performance Date; (2) daily market values from the COP Pension Plan trustee for those assets that are directly held in custody by the trustee; (3) daily market values from commingled funds that provide daily valuation for fund units owned by the COP Pension Plan; and (4) estimated daily market values for commingled funds that do not provide daily valuation for fund units owned by the COP Pension Plan, with such estimated daily market values based on the performance of the benchmark index for that specific commingled fund.”

[Signature Page Follows]

IN WITNESS WHEREOF, COP and Phillips 66 have each caused this Amendment to be executed in their names by a duly authorized officer as of the date first written above.

CONOCOPHILLIPS
By:	/s/ J.W. Sheets
	Name:	J.W. Sheets
	Title:	Chief Financial Officer

PHILLIPS 66
By:	/s/ Brian Wenzel
	Name:	Brian Wenzel
	Title:	VP & Treasurer